Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter 2012

•    Revenue of $21.6 million, up 41% year-over-year

•    4,697 customers at end of second quarter, up 43% year-over-year

•    Announced acquisition of Zencoder, a leading provider of cloud-based video encoding services

BOSTON, Mass. (July 26, 2012) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud-based solutions for publishing and distributing professional digital media, today announced financial results for the second quarter ended June 30, 2012. The company also announced the signing of a definitive agreement to acquire privately-held Zencoder, a leading provider of cloud-based video encoding service and creator of the popular Video.js HTML5 video player (see separate release).

“We are pleased with our second quarter results, which exceeded our guidance on both the top and bottom line,” said Jeremy Allaire, Chairman and Chief Executive Officer of Brightcove. “Brightcove is benefitting from growing demand as companies across a wide range of industries and size are embracing online digital content as a way to deliver more compelling experiences to their customers. Brightcove is the pioneer of this market, and we continue to extend our technology leadership and ability to meet market demand based on the innovations we are delivering across our Video Cloud and App Cloud platforms.”

Allaire added, “The acquisition of Zencoder not only strengthens our Video Cloud online video platform in a key technology area, but it also signals our expansion into standalone cloud services that developers can use as building blocks for custom systems. In addition, Zencoder is also the developer of Video.js, a fast-growing, free HTML5 video player that provides an excellent starting point for organizations that could potentially upgrade to our Video Cloud Express offering. We welcome the Zencoder team, customers, and developer communities and look forward to developing these positive synergies.”

Second Quarter 2012 Financial Highlights:

Revenue: Total revenue for the second quarter of 2012 was $21.6 million, an increase of 41% compared to $15.3 million for the second quarter of 2011. Subscription and support revenue was $20.7 million, an increase of 43% compared with $14.5 million for the second quarter of 2011. Professional services and other revenue was $902,000, an increase of 12% compared to $802,000 for the second quarter of 2011.

Gross Profit: Gross profit for the second quarter of 2012 was $15.2 million, compared to $10.3 million for the second quarter of 2011. Non-GAAP gross profit for the second quarter of 2012 was $15.2 million, representing a year-over-year increase of 47% and a non-GAAP gross margin of 70%.

Operating Loss: Loss from operations was $3.9 million for the second quarter of 2012, compared to a loss of $5.1 million for the second quarter of 2011. Non-GAAP loss from operations, which excludes stock-based compensation expense and merger-related costs, was $2.1 million for the second quarter of 2012, an improvement compared to a non-GAAP loss of $4.0 million during the second quarter of 2011.

Net Loss: Net loss attributable to common stockholders was $4.3 million, or $0.16 per basic and diluted share, for the second quarter of 2012. This compares to a net loss attributable to common stockholders of $6.9 million, or $1.42 per basic and diluted share, for the second quarter of 2011.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the accretion of dividends on redeemable convertible preferred stock, and merger-related costs, was $2.6 million for the second quarter of 2012, or $0.10 per basic and diluted share, compared to a non-GAAP net loss of $4.4 million for the second quarter of 2011, or $0.91 per basic and diluted share.

Balance Sheet and Cash Flow: As of June 30, 2012, Brightcove had $58.6 million of cash, cash equivalents and investments, a decrease from $60.6 million at March 31, 2012. Subsequent to the end of the quarter, we expect to use approximately $30 million for the acquisition of Zencoder.

Brightcove used $1.1 million in cash from operations and invested $927,000 in capital expenditures, leading to free cash flow of ($2.1) million for the second quarter of 2012. Free cash flow was ($1.5) million for the second quarter of 2011.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights

•	Added 365 Express customers and 78 Premium customers during the quarter, including Parametric Technology, Quintiles, Chrysler and Princeton Review.
•

Signed a definitive agreement to acquire Zencoder, a leading cloud video encoding service with over 1,000 paying customers and developer of the popular Video.js free HTML5 video player. These offerings enhance and expand the Brightcove product line and create new opportunities for accelerating customer acquisition and upsell performance.

•

Introduced App Cloud Core, a new free edition of the company’s pioneering app platform that empowers Web developers to use HTML5 and JavaScript to develop and operate rich native apps for Apple iOS and Google Android smartphones and tablets. App Cloud Core features an open source software development kit (SDK), powerful testing and debugging tools, unlimited cloud compilation, and real-time analytics for tracking app installations and usage.

•

Unveiled the App Cloud Dual-Screen Solution for Apple TV. The new solution enables media publishers to develop rich content apps for the iPhone and iPad that simultaneously control content, data and information presented on an HDTV while displaying synchronized content on the iPad or iPhone. The unique dual-screen solution leverages Apple’s AirPlay technology, which allows viewers to use applications that simultaneously present content, interactive options and data on both the touch device and an Apple TV.

•

Announced a series of content management system (CMS) integrations enabling millions of website publishers to capitalize upon the rapid growth of online video. Using the Video Cloud platform to add video to CMS workflows is easy thanks to pre-built Video Cloud integrations available today for Adobe CQ5, Agility, Atex Polopoly, Drupal, Ektron, Microsoft Sharepoint 2010, PaperThin CommonSpot, Sitecore and WordPress.

•

Welcomed customers and partners from around the world to the Brightcove PLAY global customer conference in Boston. The event was sponsored by 21 partner organizations including Akamai, Adobe, IBM, AOL, and Google Doubleclick, and participation was up 30% over the prior year.

Business Outlook

Based on information as of today, July 26, 2012, the Company is issuing the following financial guidance:

Full Year 2012: The Company expects revenue to be $85.3 million to $86.0 million, and non-GAAP operating loss to be $10.5 million to $9.5 million. Assuming approximately 24.5 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.47 to $0.44.

Third Quarter 2012: The Company expects revenue to be $21.1 million to $21.6 million, and non-GAAP operating loss to be $3.1 million to $2.8 million. Assuming approximately 27.4 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.12 to $0.11.

With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because at this time the Company is unable to forecast the amortization of intangible assets related to the recent acquisition of Zencoder, which is a reconciling item between those Non-GAAP and GAAP measures. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available at this time.

Conference Call Information

Brightcove will host a conference call today, July 26, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 397340. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud content services, provides a family of products used to publish and distribute the world’s professional digital media. The company’s products include Brightcove Video Cloud, the market-leading online video platform, and Brightcove App Cloud, a pioneering content app platform. More than 4,650 customers in over 50 countries rely on Video Cloud to build and operate media experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2012 and the full year of 2012, our position to execute on our growth strategy, the closing and successful integration of the Zencoder acquisition, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our Video Cloud and App Cloud products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s final prospectus related to its initial public offering filed pursuant to Rule 424b under the Securities Act with the Securities and Exchange Commission on February 17, 2012, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings . We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss and non-GAAP basic and diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the accretion of dividends on redeemable convertible preferred stock and merger-related costs.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$44,607	$17,227
Short-term investments	8,987	$—
Accounts receivable, net of allowance	17,465	14,693
Prepaid expenses and other current assets	3,654	3,334

Total current assets	74,713	35,254
Long-term investments	5,035	—
Property and equipment, net	8,871	6,079
Goodwill	2,372	2,372
Deferred initial public offering costs	—	2,544
Restricted cash	233	233
Other assets	449	856

Total assets	$91,673	$47,338

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,411	$2,026
Accrued expenses	8,779	8,773
Current portion of long-term debt	—	833
Deferred revenue	15,970	13,418

Total current liabilities	26,160	25,050
Deferred revenue, net of current portion	263	354
Long-term debt	—	6,167
Other liabilities	327	77
Redeemable convertible preferred stock warrants	—	424

Total liabilities	26,750	32,072

Redeemable convertible preferred stock	—	120,351

Stockholders' Equity (Deficit):
Common stock	27	5
Additional-paid-in-capital	163,225	—
Accumulated other comprehensive income	962	1,056
Accumulated deficit	(100,601)	(107,254)

Total stockholders’ equity (deficit) attributable to Brightcove Inc.	63,613	(106,193)
Non-controlling interest in consolidated subsidiary	1,310	1,108

Total stockholders’ equity (deficit)	64,923	(105,085)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$91,673	$47,338

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Subscription and support revenue	$20,718	$14,478	$39,554	$26,970
Professional services and other revenue	902	802	2,010	1,384

Total revenue	21,620	15,280	41,564	28,354
Cost of revenue: (1)
Cost of subscription and support revenue	5,233	3,760	10,428	7,039
Cost of professional services and other revenue	1,211	1,176	2,380	2,273

Total cost of revenue	6,444	4,936	12,808	9,312

Gross profit	15,176	10,344	28,756	19,042

Operating expenses: (1)
Research and development	4,564	3,755	8,741	7,198
Sales and marketing	9,745	8,406	18,753	15,372
General and administrative	4,274	3,253	7,911	5,978
Merger-related	479	—	479	—

Total operating expenses	19,062	15,414	35,884	28,548

Loss from operations	(3,886)	(5,070)	(7,128)	(9,506)
Other expense, net	(273)	(261)	(536)	(139)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(4,159)	(5,331)	(7,664)	(9,645)
Provision for income taxes	29	51	58	83

Consolidated net loss	(4,188)	(5,382)	(7,722)	(9,728)
Net income attributable to noncontrolling interest in consolidated subsidiary	(150)	(76)	(202)	(145)

Net loss attributable to Brightcove Inc.	(4,338)	(5,458)	(7,924)	(9,873)
Accretion of dividends on redeemable convertible preferred stock	—	(1,409)	(733)	(2,819)

Net loss attributable to common stockholders	$(4,338)	$(6,867)	$(8,657)	$(12,692)

Net loss per share attributable to common stockholders—basic and diluted	$(0.16)	$(1.42)	$(0.40)	$(2.65)

Weighted-average shares —basic and diluted	27,256	4,833	21,550	4,795

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	35	13	55	23
Cost of professional services and other revenue	25	35	47	59
Research and development	136	91	217	177
Sales and marketing	363	300	615	555
General and administrative	704	602	1,276	1,217

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities
Net loss	$(7,722)	$(9,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,821	1,438
Stock-based compensation	2,210	2,031
Change in fair value of warrants	(28)	143
Provision for reserves on accounts receivable	247	(10)
Amortization of premium on investments	45	—
Amortization of deferred financing costs	44	—
Loss on disposal of equipment	83	40
Loss on sale of investments	—	146
Changes in assets and liabilities:
Accounts receivable	(3,048)	(3,874)
Prepaid expenses and other current assets	(345)	(1,694)
Other assets	362	(483)
Accounts payable	(453)	1,758
Accrued expenses	415	2,330
Deferred revenue	2,473	4,288

Net cash used in operating activities	(3,896)	(3,615)

Investing activities
Sales of investments	—	2,732
Purchases of investments	(14,067)	—
Purchases of property and equipment	(4,669)	(2,133)
Capitalization of internal-use software costs	(24)	(216)
Decrease in restricted cash	—	278

Net cash (used in) provided by investing activities	(18,760)	661

Financing activities
Proceeds from exercise of stock options	343	110
Borrowings under line of credit	—	2,000
Borrowings under term loan	—	5,000
Repayments under term loan	(7,000)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	56,762	—

Net cash provided by financing activities	50,105	7,110

Effect of exchange rate changes on cash	(69)	68

Net increase in cash and cash equivalents	27,380	4,224
Cash and cash equivalents at beginning of period	17,227	20,341

Cash and cash equivalents at end of period	$44,607	$24,565

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations and GAAP Net Loss to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations and Non-GAAP Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GROSS PROFIT:
GAAP gross profit	$15,176	$10,344	$28,756	$19,042
Stock-based compensation expense	60	48	102	82

Non-GAAP gross profit	$15,236	$10,392	$28,858	$19,124

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,886)	$(5,070)	$(7,128)	$(9,506)
Stock-based compensation expense	1,263	1,041	2,210	2,031
Merger-related costs	479	—	479	—

Non-GAAP loss from operations	$(2,144)	$(4,029)	$(4,439)	$(7,475)

NET LOSS:
GAAP net loss attributable to common stockholders	$(4,338)	$(6,867)	$(8,657)	$(12,692)
Stock-based compensation expense	1,263	1,041	2,210	2,031
Accretion of dividends on redeemable convertible preferred stock	—	1,409	733	2,819
Merger-related costs	479	—	479	—

Non-GAAP net loss attributable to common stockholders	$(2,596)	$(4,417)	$(5,235)	$(7,842)

GAAP basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(1.42)	$(0.40)	$(2.65)

Non-GAAP basic and diluted net loss per share attributable to common stockholders	$(0.10)	$(0.91)	$(0.24)	$(1.64)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share attributable to common stockholders	27,256	4,833	21,550	4,795